UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2024, Joseph Frattaroli provided notice to the Board of Directors (the “Board”) of Inhibikase Therapeutics, Inc. (the “Company”) of his intention to retire as Chief Financial Officer of the Company, effective at the end of the first quarter of 2024 or March 31, 2024. Mr. Frattaroli’s planned retirement as Chief Financial Officer is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Frattaroli’s planned retirement, the Compensation Committee of the Board has extended the exercise period of each of Mr. Frattaroli’s vested stock options with time based vesting until the original expiration date of each of such stock options.

The Board will appoint Garth Lees-Rolfe to serve as Chief Financial Officer of the Company upon Mr. Frattaroli’s retirement and until the earliest of his removal, termination, or resignation from such office.

Mr. Lees-Rolfe, age 39, has served as the Vice President of Finance at the Company since November 2022. Mr. Lees-Rolfe previously served as the Vice-President, Finance for F-Star, Inc., a publicly traded global clinical-stage biotech company from December 2021 to November 2022. Prior to that, Mr. Lees-Rolfe worked for 16 years in public practice, most of which was with Ernst & Young, most recently as Senior Manager from 2016 to 2021. Mr. Lees-Rolfe earned a Bachelor of Business from the Queensland University of Technology and a Graduate Certificate in Applied Finance from Kaplan Professional. He is a licensed Certified Public Accountant in the state of Massachusetts and a licensed Chartered Accountant of Australia and New Zealand.

The terms of Mr. Lees-Rolfe’s compensation as Chief Financial Officer have yet to be determined. The Company will file an amendment to this Form 8-K when such compensation has been determined.

There are no other arrangements or understandings between Mr. Lees-Rolfe and any other persons pursuant to which Mr. Lees-Rolfe will be appointed as the Company’s Chief Financial Officer. Mr. Lees-Rolfe does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Lees-Rolfe does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On January 16, 2024, the Company issued a press release announcing the planned retirement of Mr. Frattaroli as its Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer